Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Investor contacts: Andrew Wamser (954) 769-7023 wamsera@autonation.com Robert Quartaro (954) 769-7342 quartaror@autonation.com

AutoNation to Acquire 16 Stores Representing Over $600 Million in Annual Revenue

•	Acquisition of Chrysler, Dodge, Jeep, Ram, Fiat, Ford, Lincoln, Honda, Hyundai and Volkswagen franchises in the Southeast United States

•	Acquisition of Audi, Mercedes-Benz, Subaru and Volkswagen franchises in the Baltimore, Maryland market

FORT LAUDERDALE, Fla., August 18, 2015 - AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today announced that it has signed agreements to acquire 13 stores in Georgia, Alabama and Tennessee from Carl Gregory Enterprises and 3 stores in the Baltimore, Maryland market from Valley Motors Auto Group representing over $600 million in combined annual revenue.
The franchises to be acquired in the Southeast include Chrysler, Dodge, Jeep, Ram, Fiat, Ford, Lincoln, Honda, Hyundai and Volkswagen. In 2014, the Carl Gregory stores retailed approximately 16,750 new and used vehicles. The franchises to be acquired from Valley Motors Auto Group include Audi, Mercedes-Benz, Subaru and Volkswagen. The Valley Motors Auto Group stores retailed approximately 2,900 new and used vehicles in 2014. Once these transactions are completed, AutoNation’s total franchise count will be 327 franchises, an increase of 34 franchises. The transactions are subject to customary terms and conditions, including manufacturer approval, and are expected to close later this year.
Mike Jackson, AutoNation’s Chairman, Chief Executive Officer and President, stated, “We are pleased to have the opportunity to add 13 stores in Georgia, Alabama and Tennessee and 3 stores in the Baltimore, MD / Washington, D.C. market and bring AutoNation’s store count to 253 from coast to coast.”
Mr. Jackson added, “We continue to seek acquisitions to leverage our scale, expand the AutoNation brand and provide a peerless experience to more customers.”

About AutoNation, Inc.
AutoNation is transforming the automotive retail industry through bold leadership. We deliver a peerless automotive retail experience through our customer-focused sales and service processes. Currently owning and operating 293 new vehicle franchises, which sell 35 new vehicle brands across 15 states, AutoNation is America’s largest automotive retailer, with state-of-the-art operations and the ability to leverage economies of scale that benefit the customer. As an indication of our leadership position in our industry, AutoNation is a component of the S&P 500 Index.

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FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our expectations for pending acquisitions, as well as statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: our ability to integrate successfully acquired and awarded franchises and to attain planned sales volumes within our expected time frames; economic conditions, including conditions in the credit markets and changes in interest rates; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; natural disasters and other adverse weather events; restrictions imposed by vehicle manufacturers; the resolution of legal and administrative proceedings; regulatory factors affecting our business, including fuel economy requirements; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.